Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Leslie Garrett
Intersections Inc.
Tel: 703-234-3851
lgarrett@intersections.com

Intersections Inc. Appoints Johan Roets as Chief Operating Officer

CHANTILLY, VA– August 18, 2014 — Intersections Inc. (NASDAQ: INTX), a leading provider of identity risk management, privacy protection and other subscription based services for consumers, today announced that it has appointed Johan Roets to the newly created role of Chief Operating Officer (COO). In this role, Mr. Roets will lead the identity theft and privacy protection business, reporting to Chief Executive Officer Michael Stanfield. Currently in transition from Argentina, Mr. Roets is expected to commence his duties with Intersections during the first week of September.

Mr. Roets comes to Intersections as a Chartered Accountant with extensive experience in strategic planning, business innovation, new business development, security and business process re-engineering. Mr. Roets began his career with Arthur Andersen & Company and moved through the ranks to later make National Partner in the firm before his departure in 1998. Most recently, Mr. Roets served as Head of Personal and Business Banking with Industrial and Commercial Bank of China (Argentina) (formerly known as Standard Bank Argentina), after previously serving at the Director level within the Standard Bank Group’s retail banking division in a number of roles. Prior to joining Standard Bank, Africa’s largest banking group, Mr. Roets founded the IQ Business Group and within three years, grew the business to more than 1,000 employees, operating in South Africa, Australia, the UK and the USA, launching what became one of the largest and fastest growing business process outsourcing companies in South Africa. More than fifteen years later, the company he founded continues to flourish.

“With more than 25 years of experience in the business processing and consumer financial services industry internationally Johan’s background and personality are the perfect fit to help Intersections achieve change in our identity theft and privacy protection business as we move to create a larger and faster growing Identity Guard® branded business while protecting our traditional cash flow source,” says Michael Stanfield, Chairman and Chief Executive Officer of Intersections Inc. “Johan’s experience, determination to succeed, and entrepreneurial spirit will be instrumental in expanding our Identity Guard® business while also launching our new suite of privacy protection products and services. We are thrilled to have him, together with our new incoming Chief Financial Officer Ron Barden, as a senior member of our leadership team. As we move forward on multiple fronts to create strong consumer facing businesses, Intersections needs strong and experienced business leaders in each of our operating units. Johan fills that need in our identity theft and privacy protection business.”

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, as well as the risk that the Company will not adopt any new plan, the risk that the Company will not successfully implement any plan (if adopted), the risk that any plan will not result in cost savings or improve operational efficiencies, and the risk that any new plan will negatively impact the Company’s ability to successfully operate its business. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections (www.intersections.com)

Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since its business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. To learn more, visit http://www.intersections.com.

Source: Intersections Inc.